UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Item 2.02.	Results of Operations and Financial Condition.

On July 18, 2012, Odyssey Marine Exploration, Inc. (the “Company”) issued a press release setting the announcement date for release of the Company’s results of operations for the second fiscal quarter ended June 30, 2012, and providing preliminary estimates of such quarterly results.

The above description is qualified by reference to the Company’s press release, dated July 18, 2012, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this filing, regardless of any general incorporation language in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On July 9, 2012, Odyssey Marine Exploration, Inc. entered into a project term loan agreement with Fifth Third Bank that provides a credit facility of up to $10.0 million. The facility will mature on January 31, 2013. The term loan bears interest at a floating rate equal to the one month LIBOR rate plus 500 basis points. Odyssey may make prepayments in whole or in part without premium or penalty. An origination fee of $50,000 was payable at closing. A restricted cash deposit of $500,000 would be required to cover any potential interest payments if the full amount of the term loan is advanced.

The term loan will be secured by approximately $15.0 million worth of silver recovered from either the SS Gairsoppa or the SS Mantola shipwreck projects. The Company is required to comply with a number of customary covenants. Advances against the term loan of $5.0 million can be requested when at least $10.0 million worth of silver has been recovered, and a second advance of $5.0 million can be requested when at least $15.0 million worth of silver in total is delivered to the port of entry. The proceeds of the credit facility will be used to fund the project recovery costs. The Company took a $10 million draw against the facility on July 17, 2012.

Item 8.01.	Other Events

The company issued a press release on July 18, 2012 announcing the recovery of silver cargo from the Gairsoppa. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(c) Exhibits.

99.1	Press Release dated July 18, 2012 setting earnings announcement date, and providing preliminary estimates.

99.2	Press Release dated July 18, 2012 announces recovery of first load of silver cargo from three miles deep.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: July 18, 2012	By:	/ S / MICHAEL J. HOLMES
Michael J. Holmes
Chief Financial Officer